Allstate Life Insurance Company
               Allstate Life Insurance Company Separate Account A

                       Supplement, dated December 31, 2003
                                     to the
             Prospectus dated May 1, 2003, as supplemented, for the
 Allstate Advisor Variable Annuities (Advisor, Advisor Plus, Advisor Preferred)


This supplement amends the above-referenced prospectus for the Allstate Advisor, Allstate Advisor Plus, and Allstate Advisor Preferred variable annuity contracts (each, a "Contract"), offered by Allstate Life Insurance Company, to add two new Variable Sub-Accounts and to reflect the discontinuation of offering the Retirement Income Guarantee Options. Please keep this supplement for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.


Effective January 1, 2004, the Retirement Income Guarantee Options ("RIG 1" and "RIG 2") will no longer be offered, except in a limited number of states. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004, your Option will not be affected. The Trade-In Program is also discontinued at this time, except for Contract Owners who added RIG 1 or RIG 2 prior to May 1, 2003. Upon discontinuation of the Trade-In Program, for Contract Owners who added RIG 1 or RIG 2 on or after May 1, 2003, you will be permitted to cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details. All references in the prospectus to the Retirement Income Guarantee Options are updated accordingly.


Effective December 31, 2003, the Van Kampen LIT Money Market and the Van Kampen UIF Global Franchise Variable Sub-Accounts will be offered with your Contract. Change all references throughout the prospectus to the availability of "38" Variable Sub-Accounts. Change all references to the "money market Variable Sub-Account" to "Putnam VT Money Market Variable Sub-Account."


Page 12: Add the following to the full table describing Portfolio Annual
Expenses:

                                                                                          Total Annual
                                                      Management    Rule 12b-1   Other     Portfolio
Portfolio                                                Fees          Fees      Expenses   Expenses
----------------------------------------------------- ------------ ------------- ------- ---------------
Van Kampen LIT Money Market Portfolio - Class II         0.50%         0.25%      0.20%     0.95%
(14)
Van Kampen UIF Global Franchise Portfolio - Class        0.80%
II (15)                                                                0.35%      0.45%     1.60%

     14. The fees  disclosed  in the Table  reflect  gross  ratios  prior to any voluntary  waivers/reimbursements  of expenses.  The Portfolio's investment adviser  is  currently  waiving  or  reimbursing  all or a  portion  of the
     Portfolio's  "Management  Fees" or "Other  Expenses"  such that the  actual
     total   operating   expenses  were  0.85%.   The  fee  waivers  or  expense
     reimbursements can be terminated at any time.

     15. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the adviser. The adviser has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that "Total Annual Portfolio Expenses", excluding certain investment related expenses described below, will not exceed 1.20%. In addition, the distributor has voluntarily agreed to waive a portion of its "Rule 12b-1 Fees". The Portfolio was not operational in 2002. Figures shown are based on estimates and assume the average daily net assets of the Portfolio are not more than $50,000,000.

     In determining the actual amount of voluntary management fee waivers and/or expense reimbursements for the Portfolio, if any, certain investment related expenses, such as foreign country tax expense and interest expense on borrowing, are excluded from total annual portfolio expenses. If these expenses were included, the Portfolio's total annual portfolio expenses after voluntary fee waivers and/or expense reimbursements could exceed the expense ratio shown above.


     Page 21: Investment Alternatives: The Variable Sub-Accounts: Add the following to the table describing the Portfolios:


------------------------------------- -------------------------------------------- --------------------------
Portfolio:                            Each Portfolio:                              Investment Adviser:
------------------------------------- -------------------------------------------- --------------------------
------------------------------------- -------------------------------------------- --------------------------
Van Kampen LIT Money Market           Seeks protection of capital and high         Van Kampen
Asset Portfolio (Class II)            current income through investments in        Management Inc.
                                      money market instruments.

------------------------------------- -------------------------------------------- --------------------------
------------------------------------- -------------------------------------------- --------------------------
Van Kampen UIF Global Franchise       Seeks long-term capital appreciation.        Van Kampen(6)
Portfolio (Class II)
------------------------------------- -------------------------------------------- --------------------------

     (6) Morgan Stanley Investment Management Inc., the investment adviser to the Van Kampen UIF Portfolios, does business in certain instances as Van
     Kampen.


Page 37: Income Protection Benefit Option: Add the following Variable Sub-Account to the list of Unrestricted Variable Sub-Accounts:

Van Kampen LIT Money Market


Page  38:  Income  Protection   Benefit  Option:   Add  the  following  Variable
Sub-Account to the list of Restricted Variable Sub-Accounts:

Van Kampen UIF Global Franchise


Page 70: Appendix G - Accumulation Unit Values: Replace the second sentence of the asterisked footnote to each table with the following sentence:

Accumulation Unit Values are not shown for the Oppenheimer Capital Appreciation and Van Kampen UIF Small Company Growth Variable Sub-Accounts, which were first offered under the Contracts on May 1, 2003, and the Van Kampen LIT Money Market and Van Kampen UIF Global Franchise Variable Sub-Accounts, which were first offered under the Contracts on December 31, 2003.

                        Allstate Life Insurance Company
              Allstate Life Insurance Company Separate Account A

                        Supplement, dated January 2, 2004
                                     to the
            Prospectus dated May 1, 2003, as supplemented, for the
Allstate Advisor Variable Annuities (Advisor, Advisor Plus, Advisor Preferred)


This supplement describes the TrueReturnSM Accumulation Benefit Option now available with the Allstate Advisor, Allstate Advisor Plus, and Allstate Advisor Preferred variable annuity contracts (each, a "Contract"), offered by Allstate Life Insurance Company. Please keep this supplement for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.

Your prospectus is amended as follows:


Page 2: Add the following to the Table of Contents after "Appendix G":
                                                                          Page
Appendix H-Withdrawal Adjustment Example-Accumulation Benefit __


Page 3:  Add the following to the list of "Important Terms":

                                      Page
AB Factor                               __
Accumulation Benefit                    __
Benefit Base                            __
Guarantee Option                        __
Rider Anniversary                       __
Rider Maturity Date                     __
Rider Period                            __
Rider Trade-In Option                   __
TrueReturnSM Accumulation Benefit Option       __


Page 6: Add the following bullet after the fifth bullet under the subheading "All Contracts" under the heading "Expenses":

o If you select the TrueReturnSM Accumulation Benefit Option you would pay an additional annual fee ("Rider Fee") of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary ("Contract Anniversary") during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee Option.


Page 11: Add the following table after the second table under the subheading "Variable Account Annual Expenses":

TrueReturnSM Accumulation Benefit Option Fee
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

-----------------------------------------
TrueReturnSM Accumulation     0.50%*
      Benefit Option
-----------------------------------------

*Up to 1.25% for Options added in the future. See "TrueReturnSM Accumulation Benefit Option" for details.


Page 21: Add the following section after the last paragraph under the subheading "ACCUMULATION UNIT VALUE" under the heading "Contract Value":

TRUERETURNSM ACCUMULATION BENEFIT OPTION
We offer the TrueReturnSM Accumulation Benefit Option ("TrueReturn Option"), which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "Rider Maturity Date." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, subject to availability and issue requirements. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may not have both a TrueReturn Option and a Retirement Income Guarantee Option in effect on your Contract at the same time. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by:

o     notifying us in writing in a form satisfactory to us; or
o changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Option. For more information regarding investment requirements for this Option, see the "Investment Restrictions" section below.

The "Rider Anniversary" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "Rider Period" begins on the Rider Date and ends on the Rider Maturity Date. The "Rider Date" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two "Guarantee Options," Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the "Investment Restrictions" section below. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time.


Accumulation Benefit.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Money Market Variable Sub-Account. You may transfer the excess amount out of the Putnam VT Money Market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "Accumulation Benefit" is equal to the Benefit Base multiplied by the AB Factor. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.


    -------------------------------------------------
                       AB Factors

    -------------------------------------------------
    -------------------------------------------------
     Rider Period      Guarantee        Guarantee
      (number of        Option 1        Option 2
        years)
    -------------------------------------------------
    -------------------------------------------------
           8             100.0%            NA
    -------------------------------------------------
    -------------------------------------------------
           9             112.5%            NA
    -------------------------------------------------
    -------------------------------------------------
          10             125.0%          100.0%
    -------------------------------------------------
    -------------------------------------------------
          11             137.5%          110.0%
    -------------------------------------------------
    -------------------------------------------------
          12             150.0%          120.0%
    -------------------------------------------------
    -------------------------------------------------
          13             162.5%          130.0%
    -------------------------------------------------
    -------------------------------------------------
          14             175.0%          140.0%
    -------------------------------------------------
    -------------------------------------------------
          15             187.5%          150.0%
    -------------------------------------------------
    -------------------------------------------------
          16             200.0%          160.0%
    -------------------------------------------------
    -------------------------------------------------
          17             212.5%          170.0%
    -------------------------------------------------
    -------------------------------------------------
          18             225.0%          180.0%
    -------------------------------------------------
    -------------------------------------------------
          19             237.5%          190.0%
    -------------------------------------------------
    -------------------------------------------------
          20             250.0%          200.0%
    -------------------------------------------------


The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

       Example 1: Guarantee Option 1

           Guarantee Option:                        1
           Rider Period:                            15
           AB Factor:                               187.5%
           Rider Date:                              1/2/04
           Rider Maturity Date:                     1/2/19
           Benefit Base on Rider Date:              $50,000
           Benefit Base on Rider Maturity Date:     $50,000

           On the Rider Maturity Date (1/2/19):

           Accumulation Benefit = Benefit Base on Rider Maturity Date * AB
      Factor
                          = $50,000 * 187.5%
                          = $93,750

      Example 2: Guarantee Option 2

           Guarantee Option:                        2
           Rider Period:                            15
           AB Factor:                               150.0%
           Rider Date:                              1/2/04
           Rider Maturity Date:                     1/2/19
           Benefit Base on Rider Date:              $50,000
           Benefit Base on Rider Maturity Date:     $50,000

           On the Rider Maturity Date (1/2/19):

           Accumulation Benefit = Benefit Base on Rider Maturity Date * AB
      Factor
                          = $50,000 * 150.0%
                          = $75,000

Guarantee Option 1 requires you to maintain a more conservative investment allocation, but offers a higher AB Factor. Guarantee Option 2 requires you to maintain a more moderate investment allocation, but offers a lower AB Factor. See "Investment Requirements" below for more information.


Benefit Base.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

o The Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

o The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by
      (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;
(b) = the Contract Value immediately prior to the withdrawal; and (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix H for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.


Investment Requirements.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the Guarantee Option you select, and are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new TrueReturn Option elected pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a model portfolio option ("Model Portfolio Option") available with the Guarantee Option you selected, as defined below; or
(2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or
(3)   to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. We currently offer one Model Portfolio Option with each of the available Guarantee Options. However, we may add Model Portfolio Options in the future. The following table summarizes the Model Portfolio Option currently available for use with each Guarantee Period under the TrueReturn Option:

---------------------------------------------------------------
      Guarantee Option 1              Guarantee Option 2
---------------------------------------------------------------
---------------------------------------------------------------
     Model Portfolio Option 1       Model Portfolio Option 2

---------------------------------------------------------------

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You may allocate any portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

Any subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected, unless you request that the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce each of the investment alternatives on a pro rata basis in the proportion that your value in each bears to your total value in all Variable Sub-Accounts, unless you request otherwise.

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocations for your Model Portfolio Option. We will use the percentage allocations as of your most recent instructions.


Model Portfolio Options 1 and 2.
If you choose or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1 or Model Portfolio Option 2 under Guarantee Option 2, you must allocate a certain percentage of your Contract Value into each of four asset categories. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Options 1 and 2 and Variable Sub-Accounts available under each category:

---------------------------------------------------------------
     Model Portfolio Option 1       Model Portfolio Option 2
---------------------------------------------------------------
---------------------------------------------------------------
           20% Category A                  10% Category A
           50% Category B                  20% Category B
           30% Category C                  50% Category C
            0% Category D                  20% Category D
---------------------------------------------------------------
---------------------------------------------------------------
Category A                      Category D
Putnam VT Money Market          Franklin Small Cap Value
Van Kampen LIT Money Market     Securities
                                LSA Aggressive Growth
Category B                      LSA Equity Growth
Oppenheimer High Income         Oppenheimer Aggressive Growth
Oppenheimer Strategic Bond      Oppenheimer Capital
Putnam VT High Yield            Appreciation
Putnam VT Income                Oppenheimer Global Securities
Van Kampen UIF Emerging         Oppenheimer Main Street Small
Markets Debt                    Cap
Van Kampen UIF U.S. Real Estate Putnam VT Health Sciences
                                Putnam VT International Equity
Category C                      Putnam VT Investors
Franklin Growth and Income      Putnam VT New Opportunities
Securities                      Putnam VT Vista
LSA Mid Cap Value               Putnam VT Voyager
Mutual Shares Securities        Templeton Developing Markets Securities
Oppenheimer Main Street         Templeton Foreign Securities
Oppenheimer Multiple Strategies Van Kampen LIT Emerging Growth
Putnam VT Global Asset          Van Kampen UIF Global Franchise
Allocation                      Van Kampen UIF Small Company Growth
Putnam VT Growth and Income
Putnam VT New Value
Putnam VT Research
Putnam VT The George Putnam
Fund of Boston
Putnam VT Utilities Growth
and Income
Van Kampen LIT Growth & Income

---------------------------------------------------------------


Cancellation of the TrueReturn Option.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.


Death of Owner or Annuitant.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


Rider Trade-In Option.
We offer a "Rider Trade-In Option" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("New Option"), provided all of the following conditions are met:

o The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.
o The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.
o The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.
o The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

o the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;
o the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;
o the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;
o the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;
o any waiting period for canceling the New Option will start again on the new Rider Date;
o any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and
o the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

You should consult with your sales representative before trading in your TrueReturn Option.


Termination of the TrueReturn Option.
The TrueReturn Option will terminate on the earliest of the following to occur:

o     on the Rider Maturity Date;
o     on the Payout Start Date;
o     on the date your Contract is terminated;
o     on the date the Option is cancelled;
o on the date we receive a Complete Request for Settlement of the Death Proceeds; or
o on the date the Option is replaced with a New Option under the Rider Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.


Page 23: Add the following sentence to the end of the first paragraph under the subheading "TRUEBALANCESM ASSET ALLOCATION PROGRAM" under the heading "Investment Alternatives: The Variable Sub-Accounts":

The TrueBalance program is currently not available with the TrueReturnsm Accumulation Benefit Option.


Page 27: Add the following sentence to the end of the second paragraph under the subheading "TRANSFERS DURING THE ACCUMULATION PHASE" under the heading "Investment Alternatives: Transfers":

If you added the TrueReturn Option to your Contract, certain restrictions on transfers apply. See the "TrueReturnsm Accumulation Benefit Option" section of this prospectus for more information.


Page 30: Add the following section before the subheading "RETIREMENT INCOME GUARANTEE OPTION FEE" under the heading "Expenses":

TRUERETURNSM ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturnsm Accumulation Benefit Option" section of this prospectus for more information.


Page 70: Add the following sentence to the end of the second paragraph under the heading "Appendix G - Accumulation Unit Values":

In addition, no Accumulation Unit Values are shown for Contracts with the TrueReturn Option as that Option was not offered until January 2, 2004.


Page 109:  Add the following appendix at the end of Appendix G:

Appendix H - Withdrawal Adjustment Example - Accumulation Benefit*

Rider Date: January 2, 2004
Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90)) Initial Benefit Base:
$50,000 for Allstate Advisor & Preferred Contracts, $52,000 for Allstate Advisor Plus Contracts (assuming issue age 85 or younger)

-----------------------------------------------------------
                                             Benefit Base
-----------------------------------------------------------
-----------------------------------------------------------
 Date  Type of   BeginninTransactioContract  Advisor Plus
       OccurrenceContract Amount   Value     and
                  Value            After     Preferred
                                   Occurrence
-----------------------------------------------------------
-----------------------------------------------------------
1/2/05 Contract  $55,000     -      $55,000  $50,000 $52,000
       Anniversary
-----------------------------------------------------------
-----------------------------------------------------------
7/2/05 Partial   $60,000  $15,000   $45,000  $37,500 $39,000
       Withdrawal
-----------------------------------------------------------

The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

------------------------------------------------------------------------
                                                      Advisor    Plus
                                                      and
                                                      Preferred
------------------------------------------------------------------------
------------------------------------------------------------------------
Benefit Base
------------------------------------------------------------------------
------------------------------------------------------------------------
Partial Withdrawal Amount                     (a)      $15,000  $15,000
------------------------------------------------------------------------
------------------------------------------------------------------------
Contract Value Immediately Prior to           (b)      $60,000  $60,000
Partial Withdrawal
------------------------------------------------------------------------
------------------------------------------------------------------------
Value of Benefit Base Immediately Prior       (c)      $50,000  $52,000
to Partial Withdrawal
------------------------------------------------------------------------
------------------------------------------------------------------------
Withdrawal Adjustment                      [(a)/(b)]*(c$12,500  $13,000
------------------------------------------------------------------------
------------------------------------------------------------------------
Adjusted Benefit Base                                  $37,500  $39,000
------------------------------------------------------------------------

*For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

                         Allstate Life Insurance Company
                 Allstate Financial Advisors Separate Account I

                       Supplement, dated December 31, 2003
                                    to the
              Prospectus dated May 1, 2003, as supplemented, for the
                        Morgan Stanley Variable Annuities
   (Morgan Stanley Variable Annuity, Morgan Stanley Variable Annuity - L Share)


This supplement amends the above-referenced prospectus for the Morgan Stanley Variable Annuity and Morgan Stanley Variable Annuity - L Share contracts (each, a "Contract"), offered by Allstate Life Insurance Company to reflect the discontinuation of offering the Retirement Income Guarantee Options. Please keep this supplement for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.


Effective January 1, 2004, the Retirement Income Guarantee Options ("RIG 1" and "RIG 2") will no longer be offered, except in a limited number of states. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004, your Option will not be affected. The Trade-In Program is also discontinued at this time. Upon discontinuation of the Trade-In Program, you will be permitted to cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your Morgan Stanley Financial Advisor for details. All references in the prospectus to the Retirement Income Guarantee Options are updated accordingly.

                         Allstate Life Insurance Company
                 Allstate Financial Advisors Separate Account I

                        Supplement, dated January 2, 2004
                                     to the
                 Prospectus dated May 1, 2003, as supplemented,
                    for the Morgan Stanley Variable Annuities
  (Morgan Stanley Variable Annuity, Morgan Stanley Variable Annuity - L Share)


This supplement describes the TrueReturnSM Accumulation Benefit Option now available with the Morgan Stanley Variable Annuity and Morgan Stanley Variable Annuity - L Share contracts (each, a "Contract"), offered by Allstate Life Insurance Company. Please keep this supplement for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.

Your prospectus is amended as follows:


Page 2: Add the following to the Table of Contents after "Appendix F":
                                                                   Page
Appendix G-Withdrawal Adjustment Example-Accumulation Benefit        __


Page 3:  Add the following to the list of "Important Terms":

                                                                   Page
AB Factor                                                            __
Accumulation Benefit                                                 __
Benefit Base                                                         __
Guarantee Option                                                     __
Rider Anniversary                                                    __
Rider Maturity Date                                                  __
Rider Period                                                         __
Rider Trade-In Option                                                __
TrueReturnSM Accumulation Benefit Option                             __


Page 6: Add the following bullet after the fifth bullet under the subheading "All Contracts" under the heading "Expenses":

o If you select the TrueReturnSM Accumulation Benefit Option you would pay an additional annual fee ("Rider Fee") of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary ("Contract Anniversary") during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee Option.


Page 11: Add the following table after the second table under the subheading "Variable Account Annual Expenses":

TrueReturnSM Accumulation Benefit Option Fee
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

---------------------------------------------- -----------------------
  TrueReturnSM Accumulation Benefit Option             0.50%*
---------------------------------------------- -----------------------

*Up to 1.25% for Options added in the future. See "TrueReturnSM Accumulation Benefit Option" for details.


Page 19: Add the following section after the last paragraph under the subheading "ACCUMULATION UNIT VALUE" under the heading "Contract Value":

TRUERETURNSM ACCUMULATION BENEFIT OPTION
We offer the TrueReturnSM Accumulation Benefit Option ("TrueReturn Option"), which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "Rider Maturity Date." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, subject to availability and issue requirements. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may not have both a TrueReturn Option and a Retirement Income Guarantee Option in effect on your Contract at the same time. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by:

o        notifying us in writing in a form satisfactory to us; or
o changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Option. For more information regarding investment requirements for this Option, see the "Investment Restrictions" section below.

The "Rider Anniversary" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "Rider Period" begins on the Rider Date and ends on the Rider Maturity Date. The "Rider Date" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two "Guarantee Options," Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the "Investment Restrictions" section below. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time.


Accumulation Benefit.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the money market Variable Sub-Account. You may transfer the excess amount out of the money market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "Accumulation Benefit" is equal to the Benefit Base multiplied by the AB Factor. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.


--------------------------------------------------------------------------------
                                   AB Factors

--------------------------------------------------------------------------------
-------------------------- ---------------------------- ------------------------
      Rider Period             Guarantee Option 1          Guarantee Option 2
    (number of years)
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
            8                        100.0%                        NA
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
            9                        112.5%                        NA
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           10                        125.0%                      100.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           11                        137.5%                      110.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           12                        150.0%                      120.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           13                        162.5%                      130.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           14                        175.0%                      140.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           15                        187.5%                      150.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           16                        200.0%                      160.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           17                        212.5%                      170.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           18                        225.0%                      180.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           19                        237.5%                      190.0%
-------------------------- ---------------------------- ------------------------
-------------------------- ---------------------------- ------------------------
           20                        250.0%                      200.0%
-------------------------- ---------------------------- ------------------------


The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

  Example 1: Guarantee Option 1

          Guarantee Option:                           1
          Rider Period:                                        15
          AB Factor:                                           187.5%
          Rider Date:                                          1/2/04
          Rider Maturity Date:                                 1/2/19
          Benefit Base on Rider Date:                          $50,000
          Benefit Base on Rider Maturity Date:                 $50,000

          On the Rider Maturity Date (1/2/19):

          Accumulation Benefit = Benefit Base on Rider Maturity Date * AB Factor
                               = $50,000 * 187.5%
                               = $93,750

  Example 2: Guarantee Option 2

          Guarantee Option:                           2
          Rider Period:                                        15
          AB Factor:                                           150.0%
          Rider Date:                                          1/2/04
          Rider Maturity Date:                                 1/2/19
          Benefit Base on Rider Date:                          $50,000
          Benefit Base on Rider Maturity Date:                 $50,000

          On the Rider Maturity Date (1/2/19):

          Accumulation Benefit = Benefit Base on Rider Maturity Date * AB Factor
                               = $50,000 * 150.0%
                               = $75,000

Guarantee Option 1 requires you to maintain a more conservative investment allocation, but offers a higher AB Factor. Guarantee Option 2 requires you to maintain a more moderate investment allocation, but offers a lower AB Factor. See "Investment Requirements" below for more information.


Benefit Base.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

o The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

o The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;
(b) = the Contract Value immediately prior to the withdrawal; and (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.


Investment Requirements.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the Guarantee Option you select, and are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new TrueReturn Option elected pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a model portfolio option ("Model Portfolio Option") available with the Guarantee Option you selected, as defined below;
         or
(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or
(3)      to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. We currently offer one Model Portfolio Option with each of the available Guarantee Options. However, we may add Model Portfolio Options in the future. The following table summarizes the Model Portfolio Option currently available for use with each Guarantee Period under the TrueReturn Option:

---------------------------------------- ---------------------------------------
          Guarantee Option 1                        Guarantee Option 2
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------

       Model Portfolio Option 1                   Model Portfolio Option 2

---------------------------------------- ---------------------------------------

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected, unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce each of the investment alternatives on a pro rata basis in the proportion that your value in each bears to your total value in all Variable Sub-Accounts, unless you request otherwise.

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocations for your Model Portfolio Option. We will use the percentage allocations as of your most recent instructions.


Model Portfolio Options 1 and 2.
If you choose or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1 or Model Portfolio Option 2 under Guarantee Option 2, you must allocate a certain percentage of your Contract Value into each of four asset categories. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Options 1 and 2 and Variable Sub-Accounts available under each category:

---------------------------------------- ---------------------------------------
       Model Portfolio Option 1                   Model Portfolio Option 2
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------
           20% Category A                             10% Category A
           50% Category B                             20% Category B
           30% Category C                             50% Category C
            0% Category D                             20% Category D
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------
Category A                               Category D
Morgan Stanley VIS Money Market          Morgan Stanley VIS Aggressive Equity
                                         Morgan Stanley VIS European Growth
Category B                               Morgan Stanley VIS Global Advantage
Morgan Stanley VIS High Yield            Morgan Stanley VIS Global Dividend
                                           Growth
Morgan Stanley VIS Limited Duration      Morgan Stanley VIS Information
Morgan Stanley VIS Quality Income Plus   Morgan Stanley VIS Pacific Growth
Morgan Stanley UIF Emerging Markets Debt AIM V.I. Capital Appreciation
Morgan Stanley UIF U.S. Real Estate      AllianceBernstein Growth
                                         AllianceBernstein Premier Growth
Category C                               AllianceBernstein Small Cap Value
Morgan Stanley VIS Dividend Growth       Morgan Stanley UIF Emerging Markets
                                           Equity
Morgan Stanley VIS Equity                Morgan Stanley UIF Equity Growth
Morgan Stanley VIS Income Builder        Morgan Stanley UIF Global Franchise
Morgan Stanley VIS S&P 500 Index         Morgan Stanley UIF Mid Cap Growth
Morgan Stanley VIS Strategist            Morgan Stanley UIF Small Company Growth
Morgan Stanley VIS Utilities             Putnam VT International Equity
AIM V.I. Basic Value                     Putnam VT Investors
AIM V.I. Premier Equity                  Putnam VT Voyager
AllianceBernstein Growth and Income      Van Kampen LIT Aggressive Growth
Morgan Stanley UIF Equity and Income     Van Kampen LIT Emerging Growth
Morgan Stanley UIF U.S. Mid Cap Value
Putnam VT Growth and Income
Putnam VT The George Putnam Fund of Boston
Van Kampen LIT Comstock
Van Kampen LIT Growth and Income
---------------------------------------- ---------------------------------------


Cancellation of the TrueReturn Option.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.


Death of Owner or Annuitant.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


Rider Trade-In Option.
We offer a "Rider Trade-In Option" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("New Option"), provided all of the following conditions are met:

o The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.
o The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.
o The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.
o The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

o the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

o the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

o the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

o the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

o any waiting period for canceling the New Option will start again on the new Rider Date;

o any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

o the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

You should consult with your Morgan Stanley Financial Advisor before trading in your TrueReturn Option.


Termination of the TrueReturn Option.
The TrueReturn Option will terminate on the earliest of the following to occur:

o    on the Rider Maturity Date;
o    on the Payout Start Date;
o    on the date your Contract is terminated;
o    on the date the Option is cancelled;
o on the date we receive a Complete Request for Settlement of the Death Proceeds; or
o on the date the Option is replaced with a New Option under the Rider Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.


Page 26: Add the following sentence to the end of the second paragraph under the subheading "TRANSFERS DURING THE ACCUMULATION phase" under the heading "Investment Alternatives: Transfers":

If you added the TrueReturn Option to your Contract, certain restrictions on transfers apply. See the "TrueReturnsm Accumulation Benefit Option" section of this prospectus for more information.


Page 28: Add the following section before the subheading "RETIREMENT INCOME GUARANTEE OPTION FEE" under the heading "Expenses":

TRUERETURNSM ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturnsm Accumulation Benefit Option" section of this prospectus for more information.


Page 65:  Add the following appendix at the end of Appendix F:

Appendix G - Withdrawal Adjustment Example - Accumulation Benefit*

Rider Date: January 2, 2004
Initial Purchase Payment: $50,000
Initial Benefit Base: $50,000
------- ----------- ----------- ------------ ------------- ---------------------
                                                              Benefit Base
------- ----------- ----------- ------------ ------------- ---------------------
------- ----------- ----------- ------------ ------------- ---------------------
 Date    Type of     Beginning   Transaction   Contract    Morgan Stanley VA and
        Occurrence   Contract      Amount     Value After  Morgan Stanley VA - L
                      Value                   Occurrence         Share
------- ----------- ----------- ------------ ------------- ---------------------
------- ----------- ----------- ------------ ------------- ---------------------
1/2/05   Contract     $55,000         -         $55,000          $50,000
        Anniversary
------- ----------- ----------- ------------ ------------- ---------------------
------- ----------- ----------- ------------ ------------- ---------------------
7/2/05   Partial      $60,000      $15,000      $45,000          $37,500
         Withdrawal
----------- ------- ----------- ------------ ------------- ---------------------

The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

----------------------------------------- ------------------- ------------------
                                                                 Morgan Stanley
                                                                 VA and Morgan
                                                                 Stanley VA - L
                                                                     Share
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Benefit Base
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Partial Withdrawal Amount                         (a)               $15,000
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Contract Value Immediately Prior to
  Partial Withdrawal                              (b)               $60,000
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Value of Benefit Base Immediately Prior
  to Partial Withdrawal                           (c)               $50,000
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Withdrawal Adjustment                        [(a)/(b)]*(c)          $12,500
----------------------------------------- ------------------- ------------------
----------------------------------------- ------------------- ------------------
Adjusted Benefit Base                                               $37,500
----------------------------------------- ------------------- ------------------

*For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges. Actual Contract Values will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

                         Allstate Life Insurance Company
                  Allstate Financial Advisor Separate Account I

                       Supplement, dated December 31, 2003
                                     to the
            Prospectus dated July 15, 2003, as supplemented, for the
        Allstate Advisor Variable Annuities (Advisor, Advisor Preferred)


This supplement amends the above-referenced prospectus for the Allstate Advisor and Allstate Advisor Preferred variable annuity contracts (each, a "Contract"), offered by Allstate Life Insurance Company, to add two new Variable Sub-Accounts and to reflect the discontinuation of offering the Retirement Income Guarantee Options. Please keep this supplement for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.


Effective January 1, 2004, the Retirement Income Guarantee Options ("RIG 1" and "RIG 2") will no longer be offered, except in a limited number of states. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004, your Option will not be affected. The Trade-In Program is also discontinued at this time. Upon discontinuation of the Trade-In Program, you will be permitted to cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details. All references in the prospectus to the Retirement Income Guarantee Options are updated accordingly.


Effective December 31, 2003, the Van Kampen LIT Money Market and the Van Kampen UIF Global Franchise Variable Sub-Accounts will be offered with your Contract. Change all references throughout the prospectus to the availability of "42" Variable Sub-Accounts. Change all references to the "money market Variable Sub-Account" to "Putnam VT Money Market Variable Sub-Account."


Page 13: Add the following to the full table describing Portfolio Annual
Expenses:


                                                                   Rule                  Total Annual
                                                      Management   12b-1      Other       Portfolio
Portfolio                                                Fees        Fees     Expenses     Expenses
----------------------------------------------------- ------------ ---------- -------- -----------------
Van Kampen LIT Money Market Portfolio - Class II         0.50%          0.25%                   0.95%
(12)                                                                          0.20%
Van Kampen UIF Global Franchise Portfolio - Class        0.80%       0.35%                      1.60%
II (13)                                                                       0.45%

     12. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses. The Portfolio's investment adviser is currently waiving or reimbursing all or a portion of the Portfolio's "Management Fees" or "Other Expenses" such that the actual total operating expenses were 0.85%. The fee waivers or expense reimbursements can be terminated at any time.

     13. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the adviser. The adviser has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that "Total Annual Portfolio Expenses", excluding certain investment related expenses described below, will not exceed 1.20%. In addition, the distributor has voluntarily agreed to waive a portion of its "Rule 12b-1 Fees". The Portfolio was not operational in 2002. Figures shown are based on estimates and assume the average daily net assets of the Portfolio are not more than $50,000,000.

     In determining the actual amount of voluntary management fee waivers and/or expense reimbursements for the Portfolio, if any, certain investment related expenses, such as foreign country tax expense and interest expense on borrowing, are excluded from total annual portfolio expenses. If these expenses were included, the Portfolio's total annual portfolio expenses after voluntary fee waivers and/or expense reimbursements could exceed the expense ratio shown above.


Page 23: Investment Alternatives: The Variable Sub-Accounts: Add the following to the table describing the Portfolios:


------------------------------------- -------------------------------------------- --------------------------
Portfolio:                            Each Portfolio:                              Investment Adviser:
------------------------------------- -------------------------------------------- --------------------------
------------------------------------- -------------------------------------------- --------------------------
Van Kampen LIT Money Market Seeks protection of capital and high Van Kampen
Asset Portfolio (Class II) current income through investments in Management Inc.
                                      money market instruments.

------------------------------------- -------------------------------------------- --------------------------
------------------------------------- -------------------------------------------- --------------------------
Van Kampen UIF Global Franchise       Seeks long-term capital appreciation.        Van Kampen (1)
Portfolio (Class II)
------------------------------------- -------------------------------------------- --------------------------

(1) Morgan Stanley Investment Management Inc., the investment adviser to the Van Kampen UIF Portfolios, does business in certain instances as Van Kampen.


Page 37: Income Protection Benefit Option: Add the following Variable Sub-Account to the list of Unrestricted Variable Sub-Accounts:

Van Kampen LIT Money Market


Page  37:  Income  Protection   Benefit  Option:   Add  the  following  Variable
Sub-Account to the list of Restricted Variable Sub-Accounts:

Van Kampen UIF Global Franchise

                         Allstate Life Insurance Company
                 Allstate Financial Advisors Separate Account I

                        Supplement, dated January 2, 2004
                                     to the
            Prospectus dated July 15, 2003, as supplemented, for the
        Allstate Advisor Variable Annuities (Advisor, Advisor Preferred)


This supplement describes the TrueReturnSM Accumulation Benefit Option now available with the Allstate Advisor and Allstate Advisor Preferred variable annuity contracts (each, a "Contract"), offered by Allstate Life Insurance Company. Please keep this supplement for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.

Your prospectus is amended as follows:


Page 2: Add the following to the Table of Contents after "Appendix F":
                                                                          Page
Appendix G-Withdrawal Adjustment Example-Accumulation Benefit               __


Page 3:  Add the following to the list of "Important Terms":

                                                                   Page
AB Factor                                                            __
Accumulation Benefit                                                 __
Benefit Base                                                         __
Guarantee Option                                                     __
Rider Anniversary                                                    __
Rider Maturity Date                                                  __
Rider Period                                                         __
Rider Trade-In Option                                                __
TrueReturnSM Accumulation Benefit Option                             __


Page 6: Add the following bullet after the fifth bullet under the subheading "All Contracts" under the heading "Expenses":

o If you select the TrueReturnSM Accumulation Benefit Option you would pay an additional annual fee ("Rider Fee") of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary ("Contract Anniversary") during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee Option.


Page 11: Add the following table after the second table under the subheading "Variable Account Annual Expenses":

TrueReturnSM Accumulation Benefit Option Fee
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

---------------------------------------------- -----------------------
  TrueReturnSM Accumulation Benefit Option             0.50%*
---------------------------------------------- -----------------------

*Up to 1.25% for Options added in the future. See "TrueReturnSM Accumulation Benefit Option" for details.


Page 20: Add the following section after the last paragraph under the subheading "ACCUMULATION UNIT VALUE" under the heading "Contract Value":

TRUERETURNSM ACCUMULATION BENEFIT OPTION
We offer the TrueReturnSM Accumulation Benefit Option ("TrueReturn Option"), which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "Rider Maturity Date." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, subject to availability and issue requirements. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may not have both a TrueReturn Option and a Retirement Income Guarantee Option in effect on your Contract at the same time. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by:

o        notifying us in writing in a form satisfactory to us; or
o changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Option. For more information regarding investment requirements for this Option, see the "Investment Restrictions" section below.

The "Rider Anniversary" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "Rider Period" begins on the Rider Date and ends on the Rider Maturity Date. The "Rider Date" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two "Guarantee Options," Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the "Investment Restrictions" section below. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time.


Accumulation Benefit.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Money Market Variable Sub-Account. You may transfer the excess amount out of the Putnam VT Money Market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "Accumulation Benefit" is equal to the Benefit Base multiplied by the AB Factor. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.


       ----------------------------------------------------------------------------------
                                          AB Factors

       ----------------------------------------------------------------------------------
       -------------------------- ---------------------------- --------------------------
             Rider Period             Guarantee Option 1          Guarantee Option 2
           (number of years)
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                   8                        100.0%                        NA
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                   9                        112.5%                        NA
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  10                        125.0%                      100.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  11                        137.5%                      110.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  12                        150.0%                      120.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  13                        162.5%                      130.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  14                        175.0%                      140.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  15                        187.5%                      150.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  16                        200.0%                      160.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  17                        212.5%                      170.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  18                        225.0%                      180.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  19                        237.5%                      190.0%
       -------------------------- ---------------------------- --------------------------
       -------------------------- ---------------------------- --------------------------
                  20                        250.0%                      200.0%
       -------------------------- ---------------------------- --------------------------


The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

          Example 1: Guarantee Option 1

                  Guarantee Option:                           1
                  Rider Period:                                        15
                  AB Factor:                                           187.5%
                  Rider Date:                                          1/2/04
                  Rider Maturity Date:                                 1/2/19
                  Benefit Base on Rider Date:                          $50,000
                  Benefit Base on Rider Maturity Date:                 $50,000

                  On the Rider Maturity Date (1/2/19):

                  Accumulation Benefit = Benefit Base on Rider Maturity Date * AB Factor
                                            = $50,000 * 187.5%
                                            = $93,750

         Example 2: Guarantee Option 2

                  Guarantee Option:                           2
                  Rider Period:                                        15
                  AB Factor:                                           150.0%
                  Rider Date:                                          1/2/04
                  Rider Maturity Date:                                 1/2/19
                  Benefit Base on Rider Date:                          $50,000
                  Benefit Base on Rider Maturity Date:                 $50,000

                  On the Rider Maturity Date (1/2/19):

                  Accumulation Benefit = Benefit Base on Rider Maturity Date * AB Factor
                                            = $50,000 * 150.0%
                                            = $75,000

Guarantee Option 1 requires you to maintain a more conservative investment allocation, but offers a higher AB Factor. Guarantee Option 2 requires you to maintain a more moderate investment allocation, but offers a lower AB Factor. See "Investment Requirements" below for more information.


Benefit Base.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

o The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

o The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;
(b) = the Contract Value immediately prior to the withdrawal; and (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.


Investment Requirements.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the Guarantee Option you select, and are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new TrueReturn Option elected pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a model portfolio option ("Model Portfolio Option") available with the Guarantee Option you selected, as defined below; or

(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3)  to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. We currently offer one Model Portfolio Option with each of the available Guarantee Options. However, we may add Model Portfolio Options in the future. The following table summarizes the Model Portfolio Option currently available for use with each Guarantee Period under the TrueReturn Option:

----------------------------------------------------- ----------------------------------------------------
                 Guarantee Option 1                                   Guarantee Option 2
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
                Model Portfolio Option 1                              Model Portfolio Option 2

----------------------------------------------------- ----------------------------------------------------

You may not allocate any of your Contract Value to the Standard Fixed Account
Option or to the MVA Fixed Account Option. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state.
See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account, any remaining amounts in the Transfer Period Account will be transferred to the Variable
Sub-Accounts according to the percentage allocations for the Model Portfolio you selected.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to the percentage allocations for the Model
Portfolio Option you selected, unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce each of the investment alternatives on a pro rata basis in the proportion that your value in each bears to your total value in all Variable Sub-Accounts, unless you request otherwise.

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocations for your Model Portfolio Option. We will use the percentage allocations as of your most recent instructions.


Model Portfolio Options 1 and 2.
If you choose or transfer your entire Contract Value into Model Portfolio Option
1 under Guarantee Option 1 or Model Portfolio Option 2 under Guarantee Option 2, you must allocate a certain percentage of your Contract Value into each of four asset categories. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model
Portfolio Options 1 and 2 and Variable Sub-Accounts available under each category:

----------------------------------------------------- ----------------------------------------------------
                 Model Portfolio Option 1                            Model Portfolio Option 2
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
                       20% Category A                                        10% Category A
                       50% Category B                                        20% Category B
                       30% Category C                                        50% Category C
                        0% Category D                                        20% Category D
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------


Category A                                            Category D
Putnam VT Money Market                                Franklin Small Cap Value Securities
Van Kampen LIT Money Market                           Oppenheimer Aggressive Growth
                                                      Oppenheimer Capital Appreciation
Category B                                            Oppenheimer Global Securities
Oppenheimer High Income                               Oppenheimer Main Street Small Cap
Oppenheimer Strategic Bond                            Putnam VT Health Sciences
Putnam VT High Yield                                  Putnam VT International Equity
Putnam VT Income                                      Putnam VT Investors
STI Investment Grade Bond                             Putnam VT New Opportunities
Van Kampen UIF Emerging Markets Debt                  Putnam VT Vista
Van Kampen UIF U.S. Real Estate                       Putnam VT Voyager
                            STI Capital Appreciation
Category C                                            STI International Equity
Franklin Growth and Income Securities                 STI Mid-Cap Equity
Mutual Shares Securities                              STI Small Cap Value Equity
Oppenheimer Main Street                               Templeton Developing Markets Securities
Oppenheimer Multiple Strategies                       Templeton Foreign Securities
Putnam VT Global Asset Allocation                     Van Kampen LIT Emerging Growth
Putnam VT Growth and Income                           Van Kampen UIF Global Franchise
Putnam VT New Value                                   Van Kampen UIF Small Company Growth
Putnam VT Research
Putnam VT The George Putnam Fund of Boston
Putnam VT Utilities Growth and Income
STI Growth and Income
STI Value Income Stock
Van Kampen LIT Growth and Income
----------------------------------------------------- ----------------------------------------------------


Cancellation of the TrueReturn Option.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.


Death of Owner or Annuitant.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


Rider Trade-In Option.
We offer a "Rider Trade-In Option" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("New Option"), provided all of the following conditions are met:

o The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

o The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

o The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

o The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

o the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

o the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

o the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

o the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

o any waiting period for canceling the New Option will start again on the new Rider Date;

o any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

o the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

You should consult with your sales representative before trading in your TrueReturn Option.


Termination of the TrueReturn Option.
The TrueReturn Option will terminate on the earliest of the following to occur:

o    on the Rider Maturity Date;

o    on the Payout Start Date;

o    on the date your Contract is terminated;

o    on the date the Option is cancelled;

o on the date we receive a Complete Request for Settlement of the Death Proceeds; or

o on the date the Option is replaced with a New Option under the Rider Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.




Page 27: Add the following sentence to the end of the second paragraph under the
subheading   "TRANSFERS  DURING  THE  ACCUMULATION   phase"  under  the  heading
"Investment Alternatives: Transfers":

If you added the TrueReturn Option to your Contract, certain restrictions on transfers apply. See the "TrueReturnsm Accumulation Benefit Option" section of this prospectus for more information.


Page 30: Add the following section before the subheading "RETIREMENT INCOME GUARANTEE OPTION FEE" under the heading "Expenses":

TRUERETURNSM ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturnsm Accumulation Benefit Option" section of this prospectus for more information.

Page 66:  Add the following appendix at the end of Appendix F:

Appendix G - Withdrawal Adjustment Example - Accumulation Benefit*

Rider Date: January 2, 2004
Initial Purchase Payment: $50,000
Initial Benefit Base: $50,000

----------- ---------------- ------------- ---------------- --------------- -------------------
                                                                               Benefit Base
----------- ---------------- ------------- ---------------- --------------- -------------------
----------- ---------------- ------------- ---------------- --------------- -------------------
   Date         Type of       Beginning      Transaction       Contract        Advisor and
              Occurrence       Contract        Amount        Value After        Preferred
                                Value                         Occurrence
----------- ---------------- ------------- ---------------- --------------- -------------------
----------- ---------------- ------------- ---------------- --------------- -------------------
  1/2/05       Contract        $55,000            -            $55,000           $50,000
              Anniversary
----------- ---------------- ------------- ---------------- --------------- -------------------
----------- ---------------- ------------- ---------------- --------------- -------------------
  7/2/05        Partial        $60,000         $15,000         $45,000           $37,500
              Withdrawal
----------- ---------------- ------------- ---------------- --------------- -------------------

The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

------------------------------------------------------------------------- ----------------- ----------------
                                                                                              Advisor and
                                                                                               Preferred
------------------------------------------------------------------------- ----------------- ----------------
------------------------------------------------------------------------- ----------------- ----------------
Benefit Base
------------------------------------------------------------------------- ----------------- ----------------
------------------------------------------------------------------------- ----------------- ----------------
Partial Withdrawal Amount                                                       (a)             $15,000
------------------------------------------------------------------------- ----------------- ----------------
------------------------------------------------------------------------- ----------------- ----------------
Contract Value Immediately Prior to Partial Withdrawal                          (b)             $60,000
------------------------------------------------------------------------- ----------------- ----------------
------------------------------------------------------------------------- ----------------- ----------------
Value of Benefit Base Immediately Prior to Partial Withdrawal                   (c)             $50,000
------------------------------------------------------------------------- ----------------- ----------------
------------------------------------------------------------------------- ----------------- ----------------
Withdrawal Adjustment                                                      [(a)/(b)]*(c)        $12,500
------------------------------------------------------------------------- ----------------- ----------------
------------------------------------------------------------------------- ----------------- ----------------
Adjusted Benefit Base                                                                           $37,500
------------------------------------------------------------------------- ----------------- ----------------

*For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges. Actual Contract Values will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.